                                                                   EXHIBIT 21.1


                        SUBSIDIARIES OF THE REGISTRANT

EMCO Recycling Corp.                           Metal Management Realty, Inc.

California Metals Recycling, Inc.              Firma, Inc.

MacLeod Metals Co.                             Firma Plastics Co., Inc.

Trojan Trading Co.                             HouTex Metals Company, Inc.

Reserve Iron & Metal Limited Partnership       Parametrics, Ltd.

P. Joseph Iron & Metal, Inc.

R&M Iron, Ltd.

General Parametrics International, Ltd.